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                                                                    Exhibit 23.2



INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Applied Power Inc. on Form S-8 of our report dated May 11, 1998 appearing in the Annual Report on Form 10-K of ZERO Corporation for the year ended March 31, 1998, and of our report dated August 7, 1998 appearing in the Annual Report on Form 11-K of the ZERO Corporation Retirement Savings Plan for the year ended December 31, 1997.



DELOITTE & TOUCHE LLP

Los Angeles, California
August 12, 1998